Exhibit 10.6
RELEASE AND SETTLEMENT AGREEMENT
          This Release and Settlement Agreement (the “Release”) is entered into this 10th day of August, 2007 by and between Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., QDRF Master Ltd., Quadrangle Debt Opportunities Fund Master Ltd., Quadrangle Debt Recovery Income Fund LP, Quadrangle Debt Recovery Income Fund Master Ltd , Quadrangle Debt Opportunities Fund Master Ltd, Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio, Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series, The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund, The Mainstay Funds on Behalf of its Diversified Income Fund, Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond and Deephaven Distressed Opportunities Trading Ltd. (collectively, the “Series B Preferred Stockholders”), and Haights Cross Communications, Inc. (“HCC”, and collectively with the Series B Preferred Stockholders, the “Parties”).
WITNESSETH:
          WHEREAS, certain of the Series B Preferred Stockholders commenced an action against HCC on or about February 27, 2007 with the filing of a Complaint in the Court of Chancery of the State of Delaware in and for New Castle County, captioned Glenview Capital Partners, L.P. et al. v. Haights Cross Communications, Inc., Civil Action No. 2757 (VCS) (the “Action”), asserting claims under 8 Del. Code. § 220 and under a certain Investors Agreement, dated December 10, 1999, between the Parties;
          WHEREAS, HCC has denied all of the material allegations of the Series Preferred B Stockholders in the Action;

          WHEREAS, certain of the Series B Preferred Stockholders hold shares of HCC’s Series B Preferred Stock;
          WHEREAS, HCC, the Series A Preferred Stockholders, the Series B Preferred Stockholders, and certain other parties, have agreed to recapitalize HCC and, inter alia, change all the shares of HCC’s Series B Preferred Stock into shares of the HCC’s common stock pursuant to that certain Recapitalization Agreement by and among the Company and the Investors named therein dated June 29, 2007 (the “Recapitalization Agreement”);
          WHEREAS, the Parties thus desire to settle any and all claims by and between each other arising from or related to the Action, regardless where filed, and to further resolve any and all claims which are or could have been asserted in the Action on mutually agreeable terms in order to avoid further expense, inconvenience, and the distraction of litigation;
          Whereas the Parties and the Series A Preferred Stockholders desire to terminate (i) an Investors Registration Rights Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company and the Holders (as defined therein) (the “Investors Registration Rights Agreement”), and (ii) an Investors Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, the Existing Stockholders (as defined therein) and the DLJMB Investors (as defined therein), as amended by Amendment to Investors Agreement, dated as of June 27, 2003, (the “Investors Agreement”), and release any and all claims by and between each other arising from the Investors Registration Rights Agreement and/or the Investors Agreement,

          NOW THEREFORE, in consideration of the mutual promises exchanged herein and other good and valuable consideration, receipt of which is acknowledged, the Parties and the Series A Preferred Stockholders hereby agree as follows:
DISMISSAL OF ACTION
          Contemporaneously with the execution and delivery of this Release, counsel for the Parties shall execute a Stipulation and Order of Dismissal, dismissing the Action with prejudice and without costs to any party. Counsel for the Series B Preferred Stockholders shall file the Stipulation and Order of Dismissal with the Court promptly after its execution.
RELEASES AND TERMINATION
          1. The Series B Preferred Stockholders, on behalf of themselves and their predecessors, successors and assigns (collectively, the “Series B Preferred Stockholder Releasors”), irrevocably release and forever discharge HCC and its predecessors, successors and assigns, and each of their past or present parents, subsidiaries, affiliates, and each past or present officer, director, shareholder, employee, contractor, agent, or representative (collectively, the “HCC Releasees”), from any and all claims, demands, actions, causes of action, suits, debts, liens, demands, contracts, liabilities, agreements, promises, representations, obligations, costs, expenses, losses or damages of any kind whatsoever (collectively, “Claims”), whether known or unknown, fixed or contingent, suspected or claimed, which the Series B Preferred Stockholder Releasors had, now have, or claim to have had against the HCC Releasees arising from, or relating in any way, to the claims asserted in the Action, including any claims related to the validity of any employment agreement currently in effect between HCC and management; provided, however, nothing herein shall constitute a release of any Claims arising from any HCC

Releasee’s gross negligence, fraud or willful misconduct; and further provided, however, that the Parties’ rights and obligations under this Release and under the Recapitalization Agreement and transactions contemplated therein shall remain in full force and unaffected by this Release.
          2. HCC, on behalf of itself and its predecessors, successors and assigns (collectively, the “HCC Releasors”), irrevocably releases and forever discharges the Series B Preferred Stockholders and their predecessors, successors and assigns, and each of their past or present parents, subsidiaries, affiliates, and each past or present officer, director, shareholder, employee, contractor, agent, or representative (collectively, the “Series B Preferred Stockholder Releasees”), from Claims, whether known or unknown, fixed or contingent, suspected or claimed, which the HCC Releasors had, now have, or claim to have had against the Series B Preferred Stockholder Releasees arising from, or relating in any way, to the claims asserted in or that could have been asserted in the Action; provided, however, that nothing herein shall constitute a release of any Claims arising from any Series B Preferred Stockholder Releasee’s gross negligence, fraud or willful misconduct; and further provided, however, that the Parties’ rights and obligations under this Release and under the Recapitalization Agreement and transactions contemplated therein shall remain in full force and unaffected by this Release.
          3. The Parties and the Series A Preferred Stockholders, on behalf of themselves and their predecessors, successors and assigns, hereby agree to terminate the Investors Registration Rights Agreement and the Investors Agreement, and to irrevocably release and discharge Claims, whether known or unknown, fixed or contingent, suspected or claimed, which the Parties and the Series A Preferred Stockholders had, now have, or claim to have had by and between each other, and each of their past or present parents, subsidiaries, affiliates, and each past or present officer, director, shareholder, employee, contractor, agent, or representative, arising from or related to the Investors Registration Rights Agreement and/or the Investors Agreement; provided, however, that the Parties and the Series A Preferred Stockholders’ rights and obligations under this Release and under the Recapitalization Agreement and transactions contemplated therein shall remain in full force and unaffected by this Release.
WARRANTIES
          1. Each of the Parties and Series A Preferred Stockholders acknowledge that it has had the opportunity to consult with its own legal counsel in connection with this Release and understands the meaning of each term of this Release and the consequences of signing this Release.
          2. Each of the Parties and Series A Preferred Stockholders hereto warrants and represents that it fully understands that the terms of this Release are contractual and not a mere recital.
          3. Each of the Parties and Series A Preferred Stockholders hereto warrants and represents that it understands that the covenants contained within this Release constitute a full accord and satisfaction of all claims and matters referred to in the Action.
          4. Each of the Parties and Series A Preferred Stockholders hereto warrants and represents that it is fully authorized to enter into this Release and to carry out the obligations provided for herein.

          5. Each of the Parties and Series A Preferred Stockholders warrants and represents that the undersigned persons are duly authorized to bind HCC, the Series B Preferred Stockholders and the Series A Preferred Stockholders, respectively, to this Release.
          6. Each of the Parties and Series A Preferred Stockholders represent and warrant that (i) there has been no assignment or other transfer or disposition of any of their respective claims, demands, actions, causes of action, suits, debts, liens, demands, contracts, liabilities, agreements, promises, representations, obligations, costs, expenses, losses or damages released herein, (ii) to the maximum extent permitted by law, they will not file any further complaints, charges, arbitration demands or complaints, or lawsuits or make any further allegations to anyone, at any time hereafter, arising out of the claims released herein, and (iii) they understand and agree that in entering into this Release each party is relying on the other’s foregoing representation and warranty.
NO ADMISSION OF LIABILITY
          The Parties hereto understand and agree that the liability for the allegations of the Action and such damages as were or may have been incurred therefrom is disputed and that this Release is a compromise of disputed claims and shall not be construed as an admission of negligence or liability, nor an expression of consent or agreement with the contentions and/or the allegations of the Action.
AMENDMENT
          This Release shall not be modified or amended except by an installment in writing signed by all parties to this Release, or their legal representatives.

INVALID PROVISIONS
          If, after the date hereof, any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Release, such provision shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
APPLICABLE LAW
          The validity, construction, interpretation and administration of this Release shall be governed by the substantive laws of the State of Delaware.
SUCCESSORS AND ASSIGNS
          This Release shall be binding upon and inure to the benefit of the Parties, the Series A Preferred Stockholders, and their respective successors and assigns. The Parties and Series A Preferred Stockholders agree that any assignee or successor in interest of either party shall have all of the rights and obligations accorded such entities’ assignor or predecessor in interest under this Release.
TITLES, HEADINGS AND CAPTIONS
          All titles, headings and captions used in this Release have been included for administrative convenience only and do not constitute matters to be construed in interpreting this Release.
MISCELLANEOUS
          1. All parties have cooperated in the drafting and preparation of this Release and it is therefore specifically understood and agreed that all parties shall be deemed to have drafted this document to avoid any negative inference by any court or tribunal against the preparer of this document.
          2. No waiver of any of the provisions of this Release shall constitute a waiver of any other provisions (whether or not similar). The waiver by any party of any breach of this Release shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Release.
          3. This Release may be executed in counterparts and by facsimile, and such executed facsimile counterparts, when taken together, shall be deemed to constitute a fully executed original.
          WE HAVE READ THE FOREGOING RELEASE AND SETTLEMENT AGREEMENT AND FULLY UNDERSTAND THE CONTENTS AND MEANING THEREOF.
          Witness the following signatures this 10th day of August, 2007.

Haights Cross Communications, Inc.

By: Name:	/s/ Paul J. Crecca Paul J. Crecca
Title:	Executive Vice President and Chief Financial Officer

Glenview Capital Partners, L.P.

By: Name:	/s/ Mark Horowitz Mark Horowitz
Title:	Chief Operating Officer and General Counsel

Glenview Institutional Partners, L.P.

By: Name:	/s/ Mark Horowitz Mark Horowitz
Title:	Chief Operating Officer and General Counsel

Glenview Capital Master Fund, Ltd.

By: Name:	/s/ Mark Horowitz Mark Horowitz
Title:	Chief Operating Officer and General Counsel

Quadrangle Debt Recovery Income Fund LP By: Quadrangle Debt Recovery Advisors LP Its: Advisor

By: Name:	/s/ Christopher Santana Christopher Santana
Title:	Managing Principal

Quadrangle Debt Opportunities Fund LP By: Quadrangle Debt Recovery Advisors LP Its: Advisor

By: Name:	/s/ Christopher Santana Christopher Santana
Title:	Managing Principal

QDRF Master Ltd. By: Quadrangle Debt Recovery Advisors LP Its: Advisor

By: Name:	/s/ Christopher Santana Christopher Santana
Title:	Managing Principal

Quadrangle Debt Recovery Income Fund Master Ltd By: Quadrangle Debt Recovery Advisors LP Its: Advisor

By: Name:	/s/ Christopher Santana Christopher Santana
Title:	Managing Principal

Quadrangle Debt Opportunities Fund Master Ltd By: Quadrangle Debt Recovery Advisors LP Its: Advisor

By: Name:	/s/ Christopher Santana Christopher Santana
Title:	Managing Principal

Deephaven Distressed Opportunities Trading Ltd.

By: Name:	/s/ Jeffrey Golbus Jeffrey Golbus
Title:	Portfolio Manager

Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio By: MacKay Shields, LLC, its sub-advisor

By: Name:	/s/ J. Matthew Philo J. Matthew Philo
Title:	Senior Managing Director

Columbia Funds Variable Insurance Trust 1 - Columbia High Yield Fund, Variable Series By: MacKay Shields, LLC, its sub-advisor

By: Name:	/s/ J. Matthew Philo J. Matthew Philo
Title:	Senior Managing Director

The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund By: MacKay Shields, LLC, its sub-advisor

By: Name:	/s/ J. Matthew Philo J. Matthew Philo
Title:	Senior Managing Director

The Mainstay Funds on Behalf of its Diversified Income Fund By: MacKay Shields, LLC, its sub-advisor

By: Name:	/s/ J. Matthew Philo J. Matthew Philo
Title:	Senior Managing Director

Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio

By: MacKay Shields, LLC, its sub-advisor

By: Name:	/s/ J. Matthew Philo J. Matthew Philo
Title:	Senior Managing Director